Exhibit 99.1

Whitney Information Network, Inc. Announces Departure of Officers

CAPE CORAL, FL, Dec. 19, 2006 (BUSINESS WIRE) — Whitney Information Network, Inc. (OTCBB:RUSS) announced today the termination of employment of Nicholas S. Maturo, President and Chief Operating Officer and Rance Masheck, Vice President, Sales and Marketing of EduTrades, Inc. (a subsidiary of the Company).

About Whitney Information Network, Inc.:

Whitney Information Network, Inc. (OTCBB:RUSS) is a provider of postsecondary education focused on individual wealth creation and personal success. Whitney Information Network, Inc. provides students with comprehensive instruction and mentorship in real estate investment, stock trading, business development and individual investment strategies in the United States, United Kingdom, Canada and Costa Rica. Additional information can be found at www.wincorporate.com.

SOURCE:	Whitney Information Network, Inc.

CONTACT:	Richard O’Dor, Director, Corporate Communications
Whitney Information Network, Inc.
(239) 542-0643